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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



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                                January 6, 1998

               (Date of Report (Date of Earliest Event Reported))




                           CHATEAU COMMUNITIES, INC.

             (Exact Name of Registrant as Specified in Its Charter





          Maryland                    001-12496                38-3132038
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)         Identification Number)




6430 So. Quebec Street, Englewood, Colorado                       80111
 (Address of Principal Executive Offices)                       (Zip Code)




                                 (303) 741-3707
              (Registrant's Telephone Number, Including Area Code)







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Item 5.     Other Events

        Since October 1, 1997, Chateau Communities, Inc. ("Chateau"), through its operating partnership, CP Limited Partnership (the "Operating Partnership" and, together with Chateau, the "Company") has completed the following unrelated acquisitions:


1. On November 5, 1997, the Company acquired from an unrelated and unaffiliated Seller a portfolio of four properties located near Boston, Massachusetts (the "Boston Portfolio"). The Boston Portfolio consists of an aggregate of 641 home sites with an additional 150 sites available for future expansion. The Company funded the aggregate purchase price of $20,000,000 (exclusive of acquisition costs) by borrowing $19,500,000 under its line of credit and by issuing 16,480 units of limited partner interest in the Operating Partnership ("OP Units").


2. On January 6, 1998, the Company acquired from an unrelated and unaffiliated Seller two properties located in Berkeley and Dorchester County, South Carolina (the "Tamsberg Properties"). The Tamsberg Properties contain an aggregate of 961 home sites with an additional 150 sites available for future expansion. The Company funded the aggregate purchase price of $15,396,000 (exclusive of acquisition costs) with proceeds from the debt offering which was completed in December, 1997 and through the issuance of 396,000 OP Units.


3. On January 8, 1998, the Company acquired from an unrelated and unaffiliated Seller four manufactured home communities (containing an aggregate of 474 home sites) located in Connecticut and Florida and one park model recreational vehicle community (containing 263 sites) located in Florida. The Company funded the aggregate purchase price of $14,200,000 (exclusive of acquisition costs) by borrowing under its line of credit. In addition to the five acquired properties, the Company entered into 30-year leasehold agreements with respect to seven other manufactured home communities (containing 898 home sites) and two park model recreational vehicle communities (containing 1,096 sites). The Company also took back an $11,000,000 first mortgage secured by the underlying fee interests in the nine leased properties. The aggregate rent under the lease agreements (after debt service on the mortgages) is $867,000 per year.


        The factors considered by the Company in determining the price to be paid for the acquired and/or leased properties included their historical and/or expected cash flow, the local and regional economy and market, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and taxes on the acquired properties and anticipated changes therein under Company ownership, the expansion areas available, the physical condition and location of the acquired properties, the anticipated effect on the Company's financial results and other factors. The Company took into consideration capitalization rates at which it believes other similar properties have recently sold, but determined the prices it was willing to pay primarily on the factors discussed above and the fit of the properties with the Company's operations.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 21, 1998                CHATEAU COMMUNITIES, INC.



                                         By:  /s/ Tamara D. Fischer
                                            _________________________________

                                                  Tamara D. Fischer
                                                  Chief Financial Officer